Exhibit 99.1

NRG Energy, Inc. Reports Full Year Results and Reaffirms Guidance

•Completed $250 million share repurchase authorization, announced on the Q2 2019 call; $1.6 billion completed since January 1, 2019
•Achieved 2019 Transformation Plan cost savings target of $590 million and working capital target of $370 million, and delivered margin enhancement of $135 million
•Initiated and paid increased quarterly dividend of $0.30 per share, representing $1.20 on an annualized basis

PRINCETON, NJ - February 27, 2020 - NRG Energy, Inc. (NYSE: NRG) today reported full year 2019 income from continuing operations of $4.1 billion, or $16.81 per diluted common share. This increase in income from continuing operations is driven by the release of a $3.5 billion tax valuation allowance due to continuing evidence of historical and forecasted positive earnings. Adjusted EBITDA for the full year 2019 was $2.0 billion, cash from continuing operations was $1.4 billion and FCFbG was $1.2 billion. Cash from continuing operations and FCFbG were impacted by certain cash receipts previously expected in 2019, which are now expected to be received in 2020.

“Our integrated platform delivered another year of stable financial and operational results,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “The strength of our business model provides the financial flexibility to continue perfecting our platform while consistently returning significant capital to our shareholders.”

Consolidated Financial Results a

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/19	12/31/18	12/31/19	12/31/18
Income/(Loss) from Continuing Operations	$3,463	$(92)	$4,120	$460
Cash From Continuing Operations	$552	$332	$1,405	$1,003
Adjusted EBITDA	$384	$273	$1,977	$1,777
Free Cash Flow Before Growth Investments (FCFbG)	$575	$351	$1,212	$1,120
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/19	12/31/18	12/31/19	12/31/18
Retail	$233	$331	$487	$1,062
Generation [a]	(15)	(256)	780	2
Corporate	3,245	(167)	2,853	(604)
Income/(Loss) from Continuing Operations	$3,463	$(92)	4,120	$460
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/19	12/31/18	12/31/19	12/31/18
Retail	$258	$197	$920	$952
Generation [a]	130	84	1,069	864
Corporate	(4)	(8)	(12)	(39)
Adjusted EBITDA [b]	$384	$273	1,977	$1,777
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center
b. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations

Retail
Full year 2019 Adjusted EBITDA was $920 million, $32 million lower than 2018, driven by higher supply costs, capacity obligations and weather, partially offset by margin enhancement initiatives and growth related to M&A activity.

Fourth quarter Adjusted EBITDA was $258 million, $61 million higher than the fourth quarter of 2018, driven by margin enhancement initiatives and the acquisition of Stream Energy.

Generation
Full year 2019 Adjusted EBITDA was $1,069 million, $205 million higher than 2018, driven by:
•Texas: $364 million increase due to higher realized power prices, partially offset by higher operating expenses driven by forced outage at WA Parish and Gregory return-to-service costs; and
•East/West1: $159 million decrease primarily due to $178 million decrease in EBITDA from 2018 asset sales and the deconsolidation of projects, partially offset by lower operating expenses.

Fourth quarter Adjusted EBITDA was $130 million, $46 million higher than the fourth quarter 2018, driven by:
•Texas: $34 million increase due to higher realized power prices, partially offset by higher operating expenses; and
•East/West1: $12 million increase due to higher realized power prices and lower operating expenses, partially offset by lower capacity revenues and deactivation of the Encina generation facility.

1 Includes International and Renewables

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	12/31/19	12/31/18
Cash and Cash Equivalents	$345	$563
Restricted Cash	8	17
Total	$353	$580
Total credit facility availability	1,794	1,397
Total Liquidity, excluding collateral received	$2,147	$1,977

As of December 31, 2019, NRG cash was $0.4 billion, and $1.8 billion was available under the Company’s credit facilities. Total liquidity was $2.1 billion, including restricted cash. Overall liquidity as of the end of the fourth quarter 2019 was $170 million higher than at the end of 2018.

NRG Strategic Developments

Transformation Plan
NRG realized the targeted $590 million operating expense cost savings and $135 million margin enhancement, as part of the previously announced Transformation Plan. Working capital three year target of $370 million was also achieved.

Renewable Power Purchase Agreements
During 2019, NRG continued execution of its capital-light strategy to provide competitively priced renewable offerings to customers. NRG entered into power purchase agreements with third-party project developers and other counterparties, totaling approximately 1.6 GWs for the year, with an average tenor of approximately ten years. NRG expects to continue evaluating and executing agreements such as these that support the needs of its customers.

Retail Growth
In 2019, NRG continued efforts to perfect its integrated platform through the acquisition of Stream Energy's retail electricity and natural gas business operating in 9 states and Washington, D.C., as well as other small electricity retailers. NRG's brands now serve more than 1 million customers outside of the state of Texas.

2020 Guidance
NRG is reaffirming its guidance range for 2020 with respect to Adjusted EBITDA, Adjusted Cash From Operations and Free Cash Flow before Growth Investments (FCFbG) as set forth below.

Table 4: 2020 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance

2020
($ in millions)	Guidance
Adjusted EBITDA [a]	$1,900-$2,100
Adjusted Cash From Operations	$1,450-$1,650
FCFbG	$1,275-$1,475
a. Non-GAAP financial measure; see Appendix Tables A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
Through February 27, 2020, NRG completed $1.6 billion in share repurchases at an average price of $38.72 per share2.

On January 21, 2020, NRG declared a quarterly dividend on the Company's common stock of $0.30 per share, which was paid on February 18, 2020, to stockholders of record as of February 3, 2020, representing $1.20 on an annualized basis.

The Company’s common stock dividend and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

2 As of February 27, 2020, 247,656,747 shares outstanding

Earnings Conference Call
On February 27, 2020, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve margin enhancement under our publicly announced transformation plan, our ability to achieve our net debt targets, our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, free cash flow guidance and excess cash guidance are estimates as of February 27, 2020. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
(In millions, except per share amounts)	2019	2018	2017
Operating Revenues
Total operating revenues	$9,821	$9,478	$9,074
Operating Costs and Expenses
Cost of operations	7,303	7,108	6,886
Depreciation and amortization	373	421	596
Impairment losses	5	99	1,534
Selling, general and administrative	827	799	836
Reorganization costs	23	90	44
Development costs	7	11	22
Total operating costs and expenses	8,538	8,528	9,918
Other income - affiliate	—	—	87
Gain on sale of assets	7	32	16
Operating Income/(Loss)	1,290	982	(741)
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	2	9	(14)
Impairment losses on investments	(108)	(15)	(79)
Other income, net	66	18	51
Loss on debt extinguishment, net	(51)	(44)	(49)
Interest expense	(413)	(483)	(557)
Total other expense	(504)	(515)	(648)
Income/(Loss) from Continuing Operations Before Income Taxes	786	467	(1,389)
Income tax (benefit)/expense	(3,334)	7	(44)
Income/(Loss) from Continuing Operations	4,120	460	(1,345)
Income/(loss) from discontinued operations, net of income tax	321	(192)	(992)
Net Income/(Loss)	4,441	268	(2,337)
Less: Net income/(loss) attributable to noncontrolling interest and redeemable interests	3	—	(184)
Net Income/(Loss) Attributable to NRG Energy, Inc.	$4,438	$268	$(2,153)
Earnings/(Loss) Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	262	304	317
Income/(loss) from continuing operations per weighted average common share — basic	$15.71	$1.51	$(3.66)
Income/(loss) from discontinued operations per weighted average common share — basic	$1.23	$(0.63)	$(3.13)
Net Income/(Loss) per Weighted Average Common Share — Basic	$16.94	$0.88	$(6.79)
Weighted average number of common shares outstanding — diluted	264	308	317
Income/(loss) from continuing operations per weighted average common share — diluted	$15.59	$1.49	$(3.66)
Income/(loss) from discontinued operations per weighted average common share — diluted	$1.22	$(0.62)	$(3.13)
Net Income/(Loss) per Weighted Average Common Share — Diluted	$16.81	$0.87	$(6.79)

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

	For the Year Ended December 31,
(In millions)	2019	2018	2017
Net Income/(Loss)	$4,441	$268	$(2,337)
Other Comprehensive (Loss)/Income, net of tax
Unrealized gain on derivatives, net of income tax	—	23	13
Foreign currency translation adjustments, net of income tax	(1)	(11)	12
Available-for-sale securities, net of income tax	(19)	1	(8)
Defined benefit plans, net of income tax	(78)	(35)	46
Other comprehensive (loss)/income	(98)	(22)	63
Comprehensive Income/(Loss)	4,343	246	(2,274)
Less: Comprehensive income/(loss) attributable to noncontrolling interests and redeemable noncontrolling interests	3	14	(179)
Comprehensive Income/(Loss) Attributable to NRG Energy, Inc.	$4,340	$232	$(2,095)

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(In millions)	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$345	$563
Funds deposited by counterparties	32	33
Restricted cash	8	17
Accounts receivable, net	1,025	1,024
Inventory	383	412
Derivative instruments	860	764
Cash collateral posted in support of energy risk management activities	190	287
Prepayments and other current assets	245	302
Current assets - held-for-sale	—	1
Current assets - discontinued operations	—	197
Total current assets	3,088	3,600
Property, plant and equipment, net	2,593	3,048
Other Assets
Equity investments in affiliates	388	412
Operating lease right-of-use assets, net	464	—
Goodwill	579	573
Intangible assets, net	789	591
Nuclear decommissioning trust fund	794	663
Derivative instruments	310	317
Deferred income taxes	3,286	46
Other non-current assets	240	289
Non-current assets - held-for-sale	—	77
Non-current assets - discontinued operations	—	1,012
Total other assets	6,850	3,980
Total Assets	$12,531	$10,628

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	As of December 31,
(In millions, except share data)	2019	2018
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$88	$72
Current portion of operating lease liabilities	73	—
Accounts payable	722	863
Derivative instruments	781	673
Cash collateral received in support of energy risk management activities	32	33
Accrued expenses and other current liabilities	663	680
Current liabilities - held for sale	—	5
Current liabilities - discontinued operations	—	72
Total current liabilities	2,359	2,398
Other Liabilities
Long-term debt and finance leases	$5,803	$6,449
Non-current operating lease liabilities	483	—
Nuclear decommissioning reserve	298	282
Nuclear decommissioning trust liability	487	371
Derivative instruments	322	304
Deferred income taxes	17	65
Other non-current liabilities	1,084	1,274
Non-current liabilities - held-for-sale	—	65
Non-current liabilities - discontinued operations	—	635
Total other liabilities	8,494	9,445
Total Liabilities	10,853	11,843
Redeemable noncontrolling interest in subsidiaries	20	19
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 421,890,790 and 420,288,886 shares issued; and 248,996,189 and 283,650,039 shares outstanding at December 31, 2019 and 2018	4	4
Additional paid-in capital	8,501	8,510
Accumulated deficit	(1,616)	(6,022)
Treasury stock, at cost; 172,894,601 and 136,638,847 shares at December 31, 2019 and 2018	(5,039)	(3,632)
Accumulated other comprehensive loss	(192)	(94)
Total Stockholders' Equity	1,658	(1,234)
Total Liabilities and Stockholders' Equity	$12,531	$10,628

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
(In millions)	2019	2018	2017
Cash Flows from Operating Activities
Net income/(loss)	$4,441	$268	$(2,337)
Income/(loss) from discontinued operations, net of income tax	321	(192)	(992)
Income/(loss) from continuing operations	4,120	460	(1,345)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	14	46	102
Depreciation and amortization	373	421	596
Accretion of asset retirement obligations	51	38	44
Provision for bad debts	95	85	68
Amortization of nuclear fuel	52	48	51
Amortization of financing costs and debt discount/premiums	26	29	29
Loss on debt extinguishment, net	51	44	49
Amortization of emission allowances and out-of-market contracts	38	45	54
Amortization of unearned equity compensation	20	25	35
Net gain on sale of assets and disposal of assets	(23)	(49)	(9)
Impairment losses	113	114	1,614
Changes in derivative instruments	34	37	(170)
Changes in deferred income taxes and liability for uncertain tax benefits	(3,353)	5	13
Changes in collateral deposits in support of risk management activities	105	(105)	(80)
Changes in nuclear decommissioning trust liability	37	60	11
GenOn settlement, net of insurance proceeds	—	(63)	—
Net loss on deconsolidation of Agua Caliente and Ivanpah projects	—	13	—
Cash provided/(used) by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable - trade	5	(83)	(83)
Inventory	22	31	143
Prepayments and other current assets	29	(41)	(187)
Accounts payable	(177)	113	44
Accrued expenses and other current liabilities	(41)	(166)	(88)
Other assets and liabilities	(186)	(104)	(35)
Cash provided by continuing operations	1,405	1,003	856
Cash provided by discontinued operations	8	374	754
Net Cash Provided by Operating Activities	1,413	1,377	1,610
Cash Flows from Investing Activities
Payments for acquisitions of businesses	(355)	(243)	(14)
Capital expenditures	(228)	(388)	(254)
Net proceeds from sale of emission allowances	11	19	66
Investments in nuclear decommissioning trust fund securities	(416)	(572)	(512)
Proceeds from sales of nuclear decommissioning trust fund securities	381	513	501
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	1,294	1,564	430
Deconsolidations of Agua Caliente and Ivanpah projects	—	(268)	—
Net contributions to investments in unconsolidated affiliates	(91)	(39)	(57)
Net (contributions to)/distributions from discontinued operations	(44)	(60)	150
Other	6	(6)	30
Cash provided by continuing operations	558	520	340
Cash used by discontinued operations	(2)	(725)	(979)
Net Cash Provided/(Used) by Investing Activities	556	(205)	(639)

	For the Year Ended December 31,
(In millions)	2019	2018	2017
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(32)	(37)	(38)
Payments for share repurchase activity	(1,440)	(1,250)	—
Payments for debt extinguishment costs	(26)	(32)	(42)
Net distributions to noncontrolling interest from subsidiaries	(2)	(16)	(30)
Proceeds/(payments) from issuance of common stock	3	21	(2)
Proceeds from issuance of short and long-term debt	1,916	1,100	1,178
Payments of debt issuance costs	(35)	(19)	(18)
Payments for short and long-term debt	(2,571)	(1,734)	(1,884)
Receivable from affiliate	—	(26)	(125)
Other	(4)	(4)	(8)
Cash used by continuing operations	(2,191)	(1,997)	(969)
Cash provided/(used) by discontinued operations	43	471	(169)
Net Cash Used by Financing Activities	(2,148)	(1,526)	(1,138)
Effect of exchange rate changes on cash and cash equivalents	—	1	(1)
Change in Cash from discontinued operations	49	120	(394)
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(228)	(473)	226
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	613	1,086	860
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$385	$613	$1,086

Appendix Table A-1: Fourth Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(19)	4	(15)	233	3,245	3,463
Plus:
Interest expense, net	—	4	4	—	88	92
Income tax	—	1	1	1	(3,344)	(3,342)
Loss on debt extinguishment	—	3	3	—	—	3
Depreciation and amortization	22	24	46	57	8	111
ARO expense	17	4	21	—	—	21
Contract amortization	3	—	3	—	—	3
EBITDA	23	40	63	291	(3)	351
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	25	25	—	—	25
Acquisition-related transaction & integration costs	—	—	—	—	1	1
Reorganization costs	—	—	—	1	6	7
Deactivation costs	(1)	8	7	—	3	10
Gain on sale of assets	—	—	—	—	(5)	(5)
Other non recurring charges	—	(1)	(1)	(1)	(5)	(7)
Impairments	—	4	4	—	—	4
Mark to market (MtM) (gains)/losses on economic hedges	29	3	32	(33)	(1)	(2)
Adjusted EBITDA	51	79	130	258	(4)	384
1 Includes International, remaining renewables and Generation eliminations

Fourth Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	372	350	722	1,782	(290)	2,214
Cost of sales	168	150	318	1,287	(288)	1,317
Economic gross margin[2]	204	200	404	495	(2)	897
Operations & maintenance and other cost of operations[3]	123	105	228	100	(1)	327
Selling, marketing, general & administrative[4]	33	34	67	137	6	210
Other expense/(income)[5]	(3)	(18)	(21)	0	(3)	(24)
Adjusted EBITDA	51	79	130	258	(4)	384
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gains of $2 million and contract amortization of $3 million
3 Excludes $31 million of deactivation costs, ARO expense and other non recurring charges
4 Excludes $3 million of other non recurring charges
5 Includes development costs. Excludes $3,114 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,195	—	19	—	—	2,214
Cost of operations	1,299	(3)	21	—	—	1,317
Gross margin	896	3	(2)	—	—	897
Operations & maintenance and other cost of operations[1]	358	—	—	(10)	(21)	327
Selling, marketing, general & administrative[2]	213	—	—	—	(3)	210
Other expense/(income)[3]	(3,138)	3,118	—	—	(4)	(24)
Income/(Loss) from Continuing Operations	3,463	(3,115)	(2)	10	28	384
1 Other adj. includes ARO expense
2 Other adj. includes other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-2: Fourth Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(174)	(82)	(256)	331	(167)	(92)
Plus:
Interest expense, net	—	9	9	1	107	117
Income tax	—	—	—	—	(12)	(12)
Loss on debt extinguishment	—	—	—	—	21	21
Depreciation and amortization	21	31	52	30	9	91
ARO Expense	1	3	4	—	—	4
Contract amortization	7	—	7	—	—	7
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	(145)	(41)	(186)	362	(42)	134
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	4	26	30	—	—	30
Acquisition-related transaction & integration costs	—	—	—	1	1	2
Reorganization costs[2]	1	—	1	5	31	37
Legal Settlement	—	10	10	—	—	10
Deactivation costs	—	—	—	—	4	4
Gain on sale of assets	—	—	—	—	(1)	(1)
Other non recurring charges	(1)	—	(1)	1	(1)	(1)
Impairments	5	4	9	1	—	10
Mark to market (MtM) (gains)/losses on economic hedges	153	68	221	(173)	—	48
Adjusted EBITDA	17	67	84	197	(8)	273
1 Includes International, remaining renewables and Generation eliminations
2 Includes $17 million of non-recurring pension expense

Fourth Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	345	377	722	1,608	(239)	2,091
Cost of sales[2]	198	178	376	1,178	(239)	1,315
Economic gross margin[3]	147	199	346	430	—	776
Operations & maintenance and other cost of operations[4]	114	123	237	81	(1)	317
Selling, marketing, general & administrative[5]	20	20	40	153	8	201
Other expense/(income)[6]	(4)	(11)	(15)	(1)	1	(15)
Adjusted EBITDA	17	67	84	197	(8)	273
1 Includes International, remaining renewables and Generation eliminations
2 Excludes deactivation costs of $4 million
3 Excludes MtM gains of $48 million and contract amortization of $7 million
4 Excludes $2 million of ARO expense and lease amortization
5 Excludes $11 million of legal settlements and other non recurring charges
6 Includes development costs. Excludes $293 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	1,992	—	99	—	—	2,091
Cost of operations	1,275	(7)	51	(4)	—	1,315
Gross margin	717	7	48	4	—	776
Operations & maintenance and other cost of operations[1]	319	—	—	—	(2)	317
Selling, marketing, general & administrative[2]	212	—	—	—	(11)	201
Other expense/(income)[3]	278	(198)	—	—	(95)	(15)
Income/(Loss) from Continuing Operations	(92)	205	48	4	108	273
1 Other adj. includes ARO expense and lease amortization
2 Other adj. includes legal settlement and other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-3: Full Year 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	570	210	780	487	2,853	4,120
Plus:
Interest expense, net	—	23	23	3	368	394
Income tax	—	2	2	2	(3,338)	(3,334)
Loss on debt extinguishment	—	3	3	—	48	51
Depreciation and amortization	88	97	185	157	31	373
ARO expense	27	24	51	1	(1)	51
Contract amortization	19	—	19	—	—	19
EBITDA	704	359	1,063	650	(39)	1,674
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	12	103	115	—	—	115
Acquisition-related transaction & integration costs	—	—	—	2	1	3
Reorganization costs	—	1	1	5	17	23
Legal Settlement	3	8	11	—	2	13
Deactivation costs	(1)	19	18	—	9	27
Gain on sale of assets	—	—	—	—	(6)	(6)
Other non recurring charges	(1)	4	3	(5)	(3)	(5)
Impairments	101	4	105	1	7	113
Mark to market (MtM) (gains)/losses on economic hedges	(208)	(39)	(247)	267	—	20
Adjusted EBITDA	610	459	1,069	920	(12)	1,977
1 Includes International, remaining renewables and Generation eliminations

Full Year 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	2,077	1,536	3,613	7,680	(1,505)	9,788
Cost of sales	891	667	1,558	5,821	(1,501)	5,878
Economic gross margin[2]	1,186	869	2,055	1,859	(4)	3,910
Operations & maintenance and other cost of operations[3]	488	421	909	364	(3)	1,270
Selling, marketing, general & administrative[4]	110	110	220	574	21	815
Other expense/(income)[5]	(22)	(121)	(143)	1	(10)	(152)
Adjusted EBITDA	610	459	1,069	920	(12)	1,977
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $20 million and contract amortization of $19 million
3 Excludes $83 million of deactivation costs, ARO expense and other non recurring charges
4 Excludes $12 million of legal settlement and other non recurring charges
5 Includes development costs. Excludes $2,277 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	9,821	—	(33)	—	—	9,788
Cost of operations	5,950	(19)	(53)	—	—	5,878
Gross margin	3,871	19	20	—	—	3,910
Operations & maintenance and other cost of operations[1]	1,353	—	—	(27)	(56)	1,270
Selling, marketing, general & administrative[2]	827	—	—	—	(12)	815
Other expense/(income)[3]	(2,429)	2,516	—	—	(239)	(152)
Income/(Loss) from Continuing Operations	4,120	(2,497)	20	27	307	1,977
1 Other adj. includes ARO expense and other non recurring charges
2 Other adj. includes legal settlement and other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-4: Full Year 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(102)	104	2	1,062	(604)	460
Plus:
Interest expense, net	—	55	55	3	408	466
Income tax	—	—	—	1	6	7
Loss on debt extinguishment	—	—	—	—	44	44
Depreciation and amortization	85	187	272	116	33	421
ARO Expense	21	15	36	1	—	37
Contract amortization	26	1	27	—	—	27
Lease amortization	—	(8)	(8)	—	—	(8)
EBITDA	30	354	384	1,183	(113)	1,454
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	9	73	82	—	1	83
Acquisition-related transaction & integration costs	—	—	—	5	4	9
Reorganization costs[2]	3	8	11	15	81	107
Legal Settlement	13	10	23	—	6	29
Deactivation costs	—	10	10	—	12	22
Gain on sale of assets	—	2	2	—	(30)	(28)
Other non recurring charges	(1)	1	—	1	—	1
Impairments	20	93	113	1	—	114
Mark to market (MtM) (gains)/losses on economic hedges	172	67	239	(253)	—	(14)
Adjusted EBITDA	246	618	864	952	(39)	1,777
1 Includes International, remaining renewables and Generation eliminations
2 Includes $17 million of non-recurring pension expense

Full Year 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West [1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,670	1,975	3,645	7,110	(1,147)	9,608
Cost of sales[2]	867	832	1,699	5,308	(1,140)	5,867
Economic gross margin[3]	803	1,143	1,946	1,802	(7)	3,741
Operations & maintenance and other cost of operations[4]	479	497	976	314	(1)	1,289
Selling, marketing, general & administrative[5]	95	110	205	535	37	777
Other expense/(income)[6]	(17)	(82)	(99)	1	(4)	(102)
Adjusted EBITDA	246	618	864	952	(39)	1,777
1 Includes International, remaining renewables and Generation eliminations
2 Excludes deactivation costs of $11 million
3 Excludes MtM gain of $14 million and contract amortization of $27 million
4 Excludes $58 million of deactivation costs, ARO expense and other non recurring charges
5 Excludes $22 million of legal settlements, acquisition-related transaction & integration costs and other non recurring charges
6 Includes development costs. Excludes $1,213 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	9,478		130	—	—	9,608
Cost of operations	5,761	(27)	144	(11)	—	5,867
Gross margin	3,717	27	(14)	11	—	3,741
Operations & maintenance and other cost of operations[1]	1,347	—	—	(11)	(47)	1,289
Selling, marketing, general & administrative[2]	799	—	—	—	(22)	777
Other expense/(income)[3]	1,111	(923)	—	—	(290)	(102)
Income/(Loss) from Continuing Operations	460	950	(14)	22	359	1,777
1 Other adj. includes ARO expense and lease amortization
2 Other adj. includes legal settlement, acquisition-related transaction & integration costs and other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-5: 2019 and 2018 Three Months Ended December 31 and Full Year Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	December 31, 2019	December 31, 2018
Net Cash Provided by Operating Activities	552	332
Merger, integration and cost-to-achieve expenses[1]	20	26
GenOn Settlement[2]	—	(57)
Note Repayment	5	—
Gain on Sale of Land	2	1
Encina Site Improvement	1	—
Adjustment for change in collateral	23	72
Adjusted Cash Flow from Operating Activities	603	374
Maintenance CapEx, net	(27)	(23)
Environmental CapEx, net	(1)	—
Distributions to non-controlling interests	—	—
Free Cash Flow before Growth	575	351
1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2018 includes insurance proceeds and legal fees

	Twelve Months Ended
($ in millions)	December 31, 2019	December 31, 2018
Net Cash Provided by Operating Activities	1,405	1,003
Merger, integration and cost-to-achieve expenses[1]	39	97
GenOn Settlement[2]	18	75
Note Repayment	5	—
Gain on Sale of Land	2	4
Encina Site Improvement	1	—
Adjustment for change in collateral	(97)	117
Adjusted Cash Flow from Operating Activities	1,373	1,296
Maintenance CapEx, net	(156)	(159)
Environmental CapEx, net	(3)	(1)
Distributions to non-controlling interests	(2)	(16)
Free Cash Flow before Growth	1,212	1,120
1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes final restructuring fee of $5 million and pension contribution of $13 million; 2018 includes settlement consideration of $261 million, transition services credit of $28 million, and pension contribution of $13 million, less $151 million repayment of intercompany revolver loan, accrued interest and fees of $12 million, certain other balances due to NRG of $6 million, and insurance proceeds, net of legal fees, of $58 million

Appendix Table A-6: Full Year 2019 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity for the full year 2019:

($ in millions)	Twelve Months Ended December 31, 2019
Sources:
Adjusted cash flow from operations	1,373
Asset Sales	1,283
Collateral	97
Increase in credit facility/revolver	397
Uses:
Share repurchases	(1,440)
Corporate Debt payments and Financing fees	(655)
Midwest Gen Debt amortization	(48)
Growth investments and acquisitions, net	(551)
Maintenance and Environmental CapEx, net	(159)
GenOn Settlement	(18)
Cost-to-achieve expenses[1]	(84)
Common Stock Dividends	(32)
Distributions to non-controlling interests	(2)
Other Investing and Financing	9
Change in Total Liquidity	170
1 Includes capital expenditures associated with the Transformation Plan

Appendix Table A-7: 2020 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2020 Adjusted EBITDA
($ in millions)	Low	High
Income from Continuing Operations [1]	980	1,180
Income Tax	20	20
Interest Expense	335	335
Depreciation, Amortization, Contract Amortization and ARO Expense	480	480
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	65	65
Other Costs [2]	20	20
Adjusted EBITDA	1,900	2,100
1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: 2020 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2020
($ in millions)	Guidance
Adjusted EBITDA	$1,900 - $2,100
Interest payments	(335)
Income tax	(20)
Working capital / other assets and liabilities	(105)
Cash From Operations	$1,440 - $1,640
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral, GenOn Pension and Other	10
Adjusted Cash flow from Operations	$1,450 - $1,650
Maintenance capital expenditures, net	(165) - (185)
Environmental capital expenditures, net	(0) - (5)
Free Cash Flow before Growth	$1,275 - $1,475

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.